Exhibit 10.1

COMMERCIAL PROMISSORY NOTE	United Bank
517 9th Street
Huntington, West Virginia 25701
(304)781-2362

LOAN NUMBER	NOTE DATE	PRINCIPAL AMOUNT	MATURITY DATE

LOAN PURPOSE: PPP to cover Payroll, Lease-Mortgage Interest and Utilities. SBA Application # SBA Loan Number #

BORROWER INFORMATION

NOTE. This Commercial Promissory Note will be referred to in this document as the "Note."

LENDER. "Lender" means United Bank whose address is 517 9th Street Huntington, West Virginia 25701, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Note.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of _________________________ Dollars ($___________) and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Note will be paid according to the following schedule: 17 consecutive payments of principal and interest in the amount of $_______ beginning on November __, 2020 and continuing on the same day of each month thereafter. One final balloon payment shall be due on the Maturity Date in an amount equal to the then unpaid principal and accrued and unpaid interest. All payments received by the Lender from the Borrower for application to this Note may be applied to the Borrower's obligations under this Note in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. Interest will begin to accrue on the Note Date set forth above and will be payable beginning on October __, 2020. The interest rate on this Note will be fixed at 1.000% per annum.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. Interest on this Note is calculated on a 360/360 day basis.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 2.000% of the amount past due, subject to a maximum charge of $100.00 and a minimum charge of $15.00.

PREPAYMENT PENALTY. This Note may be prepaid, in full or in part, at any time, without penalty.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this Note whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Note by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Note or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

DUTY TO NOTIFY. Borrower agrees to notify Lender if there is any change in the beneficial ownership information provided to Lender. Additionally, Borrower agrees to provide Lender with updated beneficial ownership information in the event there is any change in the beneficial ownership information provided to Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Note is governed by the laws of the state of West Virginia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. Borrower agrees to pay all of Lender's costs and expenses in connection with the enforcement of this Note including, without limitation, reasonable attorneys' fees, to the extent permitted by law.

ADDITIONAL PROVISIONS.

This Note is issued in accordance with the funding guidelines established through the United States Small Business Administration (SBA). SBA Application Number #

SBA Loan Number #

When or if Small Business Administration (“SBA”) is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations.  Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes.  By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability.  As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat a claim of SBA, or preempt federal law.   Borrower agrees to execute and deliver to Lender and/or the SBA such additional documents and to take such other actions as Lender or SBA deems are necessary to conform this Note and the Business Loan Agreement to and for the loan evidenced thereby to be in compliance with all SBA laws, guidance, rules and regulations.

Upon the request of Lender or SBA, Borrower shall promptly execute and deliver to Lender or SBA, as applicable, a replacement note evidencing the Loan (as such term is defined in the Business Loan Agreement) in substitution for this Note.

This Note may be executed by facsimile or pdf email signature, which when so executed and delivered to Lender is deemed to be an original.

If signing this Note and returning the same to Lender by mail, facsimile, pdf email or other means is not possible or would be inconvenient for you, by typing your name in the space provided below, you are executing this Note on your own behalf and/or on behalf of the identified entity, as applicable. You are further asking Lender to accept such typed name as your valid and enforceable signature and by such signature are binding yourself and/or such entity for which you have signed to the terms of this Note. Borrower agrees that the electronic signature of Borrower that may be included in this Note is intended to execute and authenticate this Note and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by the applicable party with the intent to sign such record, including without limitation facsimile or email electronic signatures. In addition, Borrower agrees that this Note if executed by Borrower by electronic signature is a “transferable record” for purposes of all applicable laws.

For purposes of calculating the monthly payments due on this Note, interest that accrues on the original principal amount of this Note during the first six (6) months of this Note will be added to the original principal amount of this Note on the six-month anniversary of the Note Date set forth above. For purposes of calculating such payments, the adjusted principal amount of this Note will thereafter accrue interest at the rate of 1% per annum and such adjusted principal amount will be amortized in monthly installments of principal and interest commencing on the seven-month anniversary of the Note Date and on the corresponding day of each month thereafter over the remaining eighteen (18) months of the term of this Note.

Interest After Default. If the Lender declares a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate payable on the outstanding Principal balance of this Note. In such event, interest will accrue on the outstanding Principal balance at the variable Interest Rate in effect from time to time, plus an additional 5.000 percent, until paid in full.

By an authorized officer of Borrower signing this Note below, by typing the name of an authorized officer of Borrower below or by affixing another electronic signature of an authorized officer of Borrower below, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

Energy Services of America Corporation

By: Charles Crimmel                                     Date

Its: Secretary